UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

March 20, 2008
Date of Report (date of earliest event reported)

MICRON TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-10658	75-1618004
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8000 South Federal Way
Boise, Idaho 83716-9632
(Address of principal executive offices)

(208) 368-4000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

        On March 20, 2008, the Company announced appointment of Ronald C. Foster to the position of Chief Financial Officer (CFO) and Vice President of Finance, effective April 1. Mr. Foster served as the CFO of FormFactor, Inc., a maker of semiconductor testing equipment, from March 2005 to March 2008, and as the CFO of JDS Uniphase, a manufacturer of products for fiber optic communications, from February 2003 to March 2005. Mr. Foster also served as a member of the Micron Board of Directors from June 2004 to April 2005.  Mr. Foster earned a master’s of business degree from the University of Chicago and a bachelor of arts degree in economics from Whitman College.  Mr. Foster is 57 years old.

Mr. Foster does not have an employment agreement with the Company.  The terms of Mr. Foster’s severance agreement with the Company have not been finalized and are thus not yet available.  The Company will file an amendment to this Current Report on Form 8-K with Mr. Foster’s severance agreement once it is finalized.  Mr. Foster will participate in the Company’s equity plans along with the Company’s other employees and in the Company’s Executive Officer Performance Incentive Plan (EIP) along with the Company’s other officers.  The Company’s equity plans and the EIP have been filed as exhibits to the periodic reports the Company files with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 and are described in the Company’s most recent Proxy Statement.

A press release related  Mr. Foster's appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description

99.1	Press Release issued on March 20, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRON TECHNOLOGY, INC.

Date:	March 25, 2008	By:	/s/ Roderic W. Lewis
		Name:	Roderic W. Lewis
		Title:	Vice President of Legal Affairs,
General Counsel & Corporate Secretary

INDEX TO EXHIBITS FILED WITH
THE CURRENT REPORT ON FORM 8-K DATED MARCH 20, 2008

Exhibit	Description

99.1	Press Release issued on March 20, 2008